UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 6, 2026

Zoetis Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35797	46-0696167
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Sylvan Way, Parsippany, New Jersey	07054
(Address of principal executive offices)	(Zip Code)

(973) 822-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ZTS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of James Saccaro as Executive Vice President, Chief Financial Officer and Chief Operating Officer

On August 6, 2026, Zoetis Inc. (the “Company”) announced that James Saccaro has been appointed as Executive Vice President, Chief Financial Officer and Chief Operating Officer, effective August 17, 2026. Mr. Saccaro will lead Zoetis’ global finance function, shaping capital allocation, financial strategy, reporting and controls, and investor engagement and oversee Global Manufacturing and Supply to drive operational execution and performance. He will serve as the principal financial officer and principal accounting officer of the Company.

Mr. Saccaro, age 53, has served as Vice President and Chief Financial Officer of GE HealthCare Technologies Inc. since June 2023. He previously served as Executive Vice President and Chief Financial Officer of Baxter International Inc. from July 2015 to May 2023. Mr. Saccaro received a bachelor’s degree in economics and master’s degree in engineering-economic systems from Stanford University.

In connection with Mr. Saccaro’s appointment, on July 31, 2026, the Company entered into an offer letter with Mr. Saccaro (the “Offer Letter”) setting forth the terms of his appointment. The Offer Letter provides for (a) an annual base salary of $1,000,000, (b) an annual target incentive opportunity under the Company’s Annual Incentive Plan of 100% of his base salary, with his bonus for 2026 to be paid at target and pro-rated for the length of service with the Company in 2026, (c) an annual target long-term incentive opportunity of $5,000,000 (which would currently comprise performance stock units (50%), restricted stock units (25%), and stock options (25%)), (d) eligibility to participate in the Company’s Executive Severance Plan and (e) eligibility to receive relocation assistance and to participate in the Company’s benefits plans and programs as applicable to other similarly situated senior executives. Mr. Saccaro will also receive a one-time make-whole award of restricted stock units with a grant date value of $6,250,000, which will vest ratably in thirds on the first three anniversaries of the grant date, and a one-time make-whole cash award of $1,250,000, which will be subject to repayment to the Company in the event Mr. Saccaro’s employment is terminated under certain circumstances within the first year of employment.

Other than the Offer Letter, there are no arrangements or understandings between Mr. Saccaro and any other persons pursuant to which he was appointed as the Company’s Executive Vice President, Chief Financial Officer and Chief Operating Officer. There is no family relationship between Mr. Saccaro and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company has not entered into any transactions with Mr. Saccaro that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

A copy of the press release announcing Mr. Saccaro’s appointment as Executive Vice President, Chief Financial Officer and Chief Operating Officer is attached to this Current Report as Exhibit 99.1.

Departure of Wetteny Joseph, Executive Vice President and Chief Financial Officer

On July 31, 2026, the Company entered into a letter agreement (the “Letter Agreement”) with Wetteny Joseph setting forth the terms of his departure from the Company. Mr. Joseph’s departure was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices, including any matters relating to its accounting principles or practices, financial statement disclosure, or internal controls.

Pursuant to the Letter Agreement, after August 16, 2026, or such later date as may be determined by the Company (the “Transition Date”), Mr. Joseph will transition from his role as Executive Vice President and Chief Financial Officer to remain employed by the Company as a non-executive officer of the Company through the earlier of February 28, 2027 and a mutually agreed termination date (the “Termination Date”). Following the Transition Date and until the Termination Date, Mr. Joseph has agreed to assist in the proper transition of his duties and responsibilities and provide advisory services to the Company.

Until the Termination Date, Mr. Joseph will continue to receive his current rate of annual base salary, participate in the Company’s employee benefit plans and continue to vest in his outstanding equity awards. For calendar year 2026, he will be eligible to receive an annual incentive award based on his annual incentive target currently in effect and subject to Company performance-based funding. Upon his termination of employment on the Termination Date, Mr. Joseph will be eligible for separation benefits pursuant to Section 3.1 of the Company’s Executive Severance Plan and he will be entitled to benefits thereunder in accordance with the terms and conditions of the plan. His outstanding equity awards will be treated as though his termination of employment occurred pursuant to a “Restructuring Event” under the terms of the applicable award agreements.

The foregoing descriptions of the terms and conditions of the Offer Letter with Mr. Saccaro and the Letter Agreement with Mr. Joseph do not purport to be complete and are qualified in their entirety by reference to the Offer Letter and the Letter Agreement, which are filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Offer Letter, dated as of July 31, 2026, by and between James Saccaro and Zoetis Inc.

10.2	Letter Agreement, dated as of July 31, 2026, by and between Wetteny Joseph and Zoetis Inc.

99.1	Press Release of Zoetis Inc., dated August 6, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOETIS INC.

Dated: August 6, 2026	By:	/s/ Roxanne Lagano
Roxanne Lagano
Executive Vice President,
General Counsel and Corporate Secretary